UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 24, 2008
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation
P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code + (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1—Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On July 24, 2008, eight substantially identical firm commitment underwriting agreements were entered into by CanArgo Energy Corporation (the “Company” or “CanArgo”) with eight separate foreign private investors who severally agreed to purchase up to 242,000,000 unsubscribed for shares in the Company’s proposed rights offering first announced on April 23, 2008 for an aggregate commitment of up to $24.2 million in unsubscribed for shares.
The principal terms of each agreement are as follows:
•	each investor has agreed to subscribe, at the subscription price of the proposed rights offering (being $0.10 per share), for shares which are not subscribed for in the rights offering (the amounts which each investor has agreed to underwrite being respectively $10m, $5m, $4.2m, $2m, $1m, $1m, $0.5m and $0.5m, making an aggregate total of $24.2m);

•	to the extent that the rights offering is not fully subscribed, the remaining unsubscribed shares will be taken up by the investors pro rata to their respective underwriting commitments;

•	each individual investor will be entitled to an aggregate commission equal to 7% of the amount underwritten by that investor, with the commission being payable in cash or CanArgo shares at the subscription price at the option of the investor; provided, however, if the investor is an existing stockholder it will only receive a commission for the part of the underwritten amount that exceeds the pro rata amount of shares that the investor would receive pursuant to an exercise of its pre-emptive rights;

•	the underwriting commission will be paid even if the Company does not carry out the rights offering and in such event will be paid on 31 December 2008;

•	each investor agrees to comply with all applicable laws and stock exchange regulations and not to sell, offer to sell or solicit offers to purchase any of the shares it purchases in the “United States” or to “U.S. persons” or to engage in any “directed selling efforts” (as each term is defined in Regulation S promulgated under the U.S. Securities Act of 1933, as amended) in the United States;

•	among other customary representations and warranties each investor represents and warrants that it is not a “U.S. person” and is not and is not required to be a member of the U.S. Financial Industry Regulatory Authority, Inc. or registered as a broker-dealer under Section 15 of the U.S. Securities Exchange Act of 1934, as amended;

•	each investor agrees it will not and it will cause its directors, shareholders (registered or beneficial) or associates not to deal in any shares if the effect of such dealing would in any way impinge upon the ability to subscribe for all the unsubscribed shares without the investor or its respective directors, shareholders (registered or beneficial) or associates exceeding a holding of 49.99% of the aggregate issued shares in the capital of the Company; and

•	the period for subscribing for shares in the rights offering shall not exceed four weeks.
     The full text of the form of agreement is filed as Exhibit 1.0 to this Current Report.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
July 24, 2008 — The Company announced today that the group of eight separate foreign private investors who had previously signed non-binding letters of intent with the Company have now entered into a firm commitment underwriting with the Company to purchase up to $24.2 million in unsubscribed for shares in the Company’s planned rights issue first announced on April 23, 2008. Each investor has undertaken, pro rata to its share of the underwriting amount, to purchase, at the same subscription price as common stockholders, shares of CanArgo common stock not otherwise purchased by stockholders in the rights offering.
A copy of the Press Release is attached hereto as Exhibit 99.1.
The information in this Item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

1.0	Form of firm commitment underwriting agreement

99.1	Press Release dated July 24, 2008 issued by CanArgo Energy Corporation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: July 24, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins,
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.0	Form of firm commitment underwriting agreement

99.1	Press Release dated July 24, 2008 issued by CanArgo Energy Corporation